UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

OccuLogix, Inc. (the “Company”) entered into a distributorship agreement (the “2006 Distributorship Agreement”), effective October 20, 2006, with Asahi Kasei Medical Co., Ltd. (formerly Asahi Medical Co., Ltd.) (“Asahi”). The 2006 Distributorship Agreement replaced the Distribution Agreement, dated December 31, 2001, between Asahi and OccuLogix Corporation (now the Company), as supplemented by the 2003 Memorandum, dated October 30, 2003, between Asahi and Vascular Sciences Corporation (now the Company) and the 2004 Memorandum, dated July 28, 2004, between Asahi and Vascular Sciences Corporation, and as amended by the 2005 Memorandum, dated October 17, 2005, between Asahi and the Company.

Pursuant to the 2006 Distributorship Agreement, the Company has distributorship rights to Asahi’s Plasmaflo filter and Asahi’s second generation polysulfone Rheofilter filter on an exclusive basis in the United States, Mexico and certain Caribbean countries (collectively, “Territory 1-a”), on an exclusive basis in Canada, on an exclusive basis in Colombia, Venezuela, New Zealand and Australia (collectively, “Territory 2”) and on a non-exclusive basis in Italy. The Plasmaflo and Rheofilter filters are principal components of the Company’s RHEO System for the treatment of dry age-related macular degeneration.

Pursuant to the 2006 Distributorship Agreement, the Company will be responsible for obtaining regulatory approvals for the Plasmaflo and Rheofilter filters for use in the treatment of age-related macular degeneration in Territory 1-a, Territory 2 and Italy by December 31, 2010 and in Canada by February 28, 2009. With the exception of the approval of the U.S. Food and Drug Administration (the “FDA Approval”), all of such regulatory approvals, when and if obtained, will be held in Asahi’s name. The FDA Approval will be held by a special purpose corporation, to be owned as to 51% by Asahi and as to 49% by the Company. Under the 2006 Distributorship Agreement, the Company will be responsible for covering costs relating to the pursuit of regulatory approvals in Territory 1-a, Canada and Territory 2, and the Company and Asahi will share the costs relating to the pursuit of regulatory approval in Italy. In addition, provided that certain conditions are met, Asahi will be obligated to contribute $3,000,000 toward the cost of the Company’s new pivotal clinical trial of the RHEO System which is intended to support the Company’s application for the FDA Approval.

With respect to the United States, subject to early termination under certain circumstances, the 2006 Distributorship Agreement has a term which will end ten years following the date on which the FDA Approval is received and contemplates successive one-year renewal terms thereafter.

The Company is subject to certain minimum purchase requirements in each of the territories covered by the 2006 Distributorship Agreement.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: October 25, 2006
	By:	/s/Elias Vamvakas
Elias Vamvakas
Chief Executive Officer